Exhibit 99.1

Moving iMage Technologies Announces 113% Revenue Growth in Second Quarter Fiscal 2022

•	Reports year-over-year revenue growth of 113% to $3.4 Million;

•	Backlog increased 44% sequentially to $11.1 million at the end of the quarter

•	Increases fiscal 2022 revenue guidance to $14 to $16 million (93% to 121% year-over-year growth)

New York, NY – February 9, 2022: Moving iMage Technologies, Inc. (NYSE AMERICAN: MITQ), (“MiT”), a leading digital cinema technology company, today announced results for its second fiscal quarter ended December 31, 2021.

“We delivered robust numbers in what is historically our seasonally slowest quarter,” said Phil Rafnson, chairman and chief executive officer. “We continued to benefit from a combination of our strong proprietary product portfolio and leading industry position, as cinema operators are just beginning to invest the Cares Act grants (SVOG) into technology and overall theater upgrades to remain competitive. Additionally, the domestic box office continued its strong recovery, with multiple blockbusters in late 2021 and analysts expecting a strong recovery in 2022.”

Fiscal Second Quarter Highlights (compared to fiscal 2021)

•	Revenue increased 113% to $3.4 million versus $1.6 million;

•	GAAP operating loss of ($0.6) million, versus ($0.4) million;

•	Non-GAAP operating loss of ($0.4) million versus ($0.4) million;

•	GAAP Net loss and diluted loss per share of ($0.6) million and ($0.06) versus a net loss and loss per share of ($0.4) million and ($0.07), respectively;

•	Non-GAAP net loss and diluted loss per share was ($0.4) million and ($0.04) versus ($0.4) million and ($0.07), respectively;

•	Backlog increased to $11.1 million;

•	Cash and cash equivalents of $9.0 million.

Select Financial Metrics: Fiscal 2022 versus Fiscal 2021 as of 12/31/2021*
(in millions, except for loss per share and percentages)	2Q22	2Q21	Change	YTD 2022	YTD 2021	Change
Total Revenue	$3.4	$1.6	112.5%	$6.9	$3.4	102.9%
Gross Profit	$0.9	$0.4	112.8%	$1.6	$0.9	77.8%
Gross Margin	26.4%	26.3%		23.2%	26.5%
GAAP Operating Loss	$(0.6)	$(0.4)	-80.8%	$(1.2)	$(0.7)	-71.4%
Non-GAAP Operating Loss	$(0.4)	$(0.4)	50.0%	$(0.8)	$(0.7)	-14.3%
GAAP Net Loss	$(0.6)	$(0.4)	-60.8%	$(1.2)	$(0.8)	-50.0%
Non-GAAP Net Loss	$(0.4)	$(0.4)	0.0%	$(0.8)	$(0.8)	0.0%
GAAP Diluted Loss Per Share	$(0.06)	$(0.07)	14.3%	$(0.12)	$(0.14)	14.3%
Non-GAAP Diluted Loss Per Share	$(0.04)	$(0.07)	42.9%	$(0.08)	$(0.14)	42.9%

nm = not measurable/meaningful; *may not add up due to rounding

Fiscal 2022 Commentary

“The billions of dollars in government grants are still in the early days of being spent, and we expect this money to provide a higher jumping off point versus last cycle to the nascent upgrade cycles for both technology and facilities during the second half of our fiscal year and into fiscal 2023. As a result, we are both increasing our revenue guidance and narrowing the range, and we now expect at least $14 - 16 million, or 93 – 121% growth for the year.” concluded Rafnson.

Earnings Webcast and Replay Information

Management will host a webcast that can be accessed through the investor relations portion of the Company’s website at https://investors.movingimagetech.com/, and investors can submit questions ahead of time to brian@haydenir.com.

Replay

Toll Free: 1-844-512-2921
Toll/International: 1-412-317-6671
Replay Pin Number: 13727051
Replay Start: Wednesday February 9, 2022, 2:00 PM ET
Replay Expiry: Wednesday February 23, 2022, 11:59 PM ET

About Moving iMage Technologies

Moving iMage Technologies is a leading manufacturer and integrator of purpose-built technology solutions and equipment to support a wide variety of entertainment applications, with a focus on motion picture exhibitions. MiT offers a wide range of products and services, including custom engineering, systems design, integration and installation, enterprise software solution, digital cinema, A/V integration, as well as customized solutions for emerging entertainment technology. MiT’s Caddy Products division designs and sells proprietary cup-holder and other seating-based products and lighting systems for theaters and stadiums.  For more information, visit www.movingimagetech.com.

Forward-Looking Statements

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

Contact:

Brian Siegel IRC,

MBA Managing Director Hayden IR

(346) 396-8696

brian@haydenir.com

Investor.relations@movingimagetech.com

MOVING IMAGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands except share and per share amounts)

	December 31,	June 30,
	2021	2021
	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$8,952	$1,269
Accounts receivable, net	658	454
Inventories	3,498	1,534
Prepaid expenses and other	751	86
Total Current Assets	13,859	3,343
Long-Term Assets:
Property, plant and equipment, net	9	21
Intangibles, net	887	935
Goodwill	287	287
Other assets	16	1,133
Total Long-Term Assets	1,199	2,376
Total Assets	$15,058	$5,719

Liabilities and Stockholders’ and Members’ Equity (Deficit)
Current Liabilities:
Accounts payable	$1,208	$1,911
Accrued expenses	319	620
Customer deposits	3,364	1,339
Line of credit	—	590
Notes payable – related party	—	1,272
Notes payable – current	147	237
Unearned warranty revenue	32	34
Total Current Liabilities	5,070	6,003

Long-Term Liabilities:
Notes payable, net of current portion	551	1,702
Deferred rent	25	25
Total Long-Term Liabilities	576	1,727
Total Liabilities	5,646	7,730
Stockholders’ and Member’s Equity (Deficit)
Common stock, $0.00001 par value, 100,000,000 shares authorized, 10,636,278 shares issued and outstanding at December 31, 2021	—	—
Additional paid-in capital	10,234	—
Members’ deficit	—	(2,011)
Accumulated deficit	(822)	—
Total Stockholders’ and Members’ Equity (Deficit)	9,412	(2,011)
Total Liabilities and Stockholders’ and Members’ Equity (Deficit)	$15,058	$5,719

MOVING IMAGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except share and per share amounts)

(unaudited)

	Three Months Ended	Three Months Ended		Six Months Ended	Six Months Ended
	December 31,	December 31,		December 31,	December 31,
	2021	2020		2021	2020
Net sales	$3,419	$1,609		$6,893	$3,366
Cost of goods sold	2,523	1,188		5,275	2,492
Gross profit	896	421		1,618	874

Operating expenses:
Research and development	65	34		119	61
Selling and marketing	571	374		1,115	657
General and administrative	902	368		1,565	818
Total operating expenses	1,538	776		2,799	1,536
Operating loss	(642)	(355)		(1,181)	(662)
Other expenses
Interest expense	1	55		38	137
Total other expense	1	55		38	137
Net loss	$(643)	$(410)		$(1,219)	$(799)

Weighted average shares outstanding: basic and diluted	10,636,278	5,666,667	*	10,222,771	5,666,667	*
Net loss per common share basic and diluted	$(0.06)	$(0.07	)*	$(0.12)	$(0.14	)*

* The weighted average shares outstanding and net loss per share for the three and six months ended December 31, 2020 are proforma information to show the effect of the exchange of Class B membership interest in Moving iMage Technologies, LLC for shares of common stock of Moving iMage Technologies, Inc. prior to the initial public offering.

MOVING IMAGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended	Six Months Ended
	December 31,	December 31,
	2021	2020
Cash flows from operating activities:

Net loss	$(1,219)	$(799)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for (reversal of) doubtful accounts	(40)	115
Depreciation expense	13	67
Amortization expense	48	47
Deferred rent	—	4
Stock option compensation expense	118	—

Changes in operating assets and liabilities
Accounts receivable	(164)	145
Inventories	(1,964)	197
Prepaid expenses and other	(662)	(89)
Accounts payable	(703)	(299)
Accrued expenses	(302)	(76)
Unearned warranty revenue	(2)	(17)
Customer deposits	2,025	(673)
Net cash used in operating activities	(2,852)	(1,378)
Cash flows from investing activities
Purchases of property, plant and equipment	(2)	—
Net cash used in investing activities	(2)	—
Cash flows from financing activities
Cash acquired through Exchange Agreement	8	—
Proceeds from equity raises, net of offering costs	12,360	—
Payments on notes payable	(1,241)	(14)
Payments on line of credit	(590)	(60)
Proceeds from notes payable	—	784
Net cash provided by financing activities	10,537	710
Net increase (decrease) in cash and cash equivalents	7,683	(668)
Cash and cash equivalents, beginning of the period	1,269	1,058
Cash and cash equivalents, end of the period	$8,952	$390
Non-cash investing and financing activities:
Deferred IPO costs	$—	$139
Reclassification of IPO related costs from other assets to equity	$1,116	$—
Reverse capitalization, net of cash received	$1,272	$—
Cash paid during the period:
Interest	$38	$108

Use of Non-GAAP Measures

The Company uses non-GAAP operating income, net income and loss per share as a measure that we believe is customarily used by investors and analysts to evaluate the financial performance of companies in addition to the GAAP measures that we present. Our management also believes that that the elimination of one-time items is useful in evaluating our core operating results and when comparing results to prior periods. However, non-GAAP metrics are not a measure of financial performance under accounting principles generally accepted in the United States of America and should not be considered an alternative to net income or operating income as an indicator of our operating performance or to net cash provided by operating activities as a measure of our liquidity.

Reconciliation of loss from operations to adjusted net loss, (in thousands except for Loss per Share and shares outstanding)	2Q22	2Q21	YTD FY22	YTD FY21
Loss from Operations	$(642)	$(355)	$(1,181)	$(662)
Adjustments:
Stock Option Compensation Expense	$(62)	-	$(118)	-
Line of Credit Guarantee	-	-	$(50)	-
S-8 Auditors Fees - Incentive Plan Shares (IPO)	-	-	$(8)	-
Staff Retention Bonuses (COVID-19)	$(160)	-	$(210)	-
Total Adjustments	$(222)	-	$(386)	-

Non-GAAP Loss from Operations	$(420)	$(355)	$(795)	$(662)
Interest Expense	$1	$55	$38	$137
Non-GAAP Net Loss	$(421)	$(410)	$(833)	$(799)

Non-GAAP Loss per Share	$(0.04)	$(0.07)	$(0.08)	$(0.14)
Weighted Average Shares Outstanding, Basic and Diluted	10,636,278	5,666,667	10,222,771	5,666,667